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                                                                       EXHIBIT 5

                            FREDRIKSON & BYRON, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 347-7000
                            Facsimile: (612) 347-7077



                                November 1, 2001


Bell Microproducts Inc.
1941 Ringwood Avenue
San Jose, California  95131

         Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

         We are acting as corporate counsel to Bell Microproducts Inc. (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and an aggregate of 1,233,498 shares (the "Shares") of Common Stock issuable pursuant to the Company's 1998 Stock Plan and Employee Stock Purchase Plan (the "Plans").

         In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the
Company:

         1.  The Company's Articles of Incorporation, as amended.

         2.  The Company's Bylaws, as amended.

         3. Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the adoption and approval of the Plans.

         4.  The Plans.

         5.  The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:



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         1.  The Shares are validly authorized by the Company's Articles of
             Incorporation, as amended.

         2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       FREDRIKSON & BYRON, P.A.


                                       By /s/ Thomas W. Garton
                                          --------------------------------------
                                              Thomas W. Garton